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                                                                   EXHIBIT 10.47

                                   NET LEASE

THIS NET LEASE ("LEASE"), is dated the 12th day of September, 2000, and is between Landlord and Tenant. This Lease shall be effective between the parties on the date that Landlord and Tenant each shall have executed and delivered this Lease to the other party, and such date shall be the "EFFECTIVE DATE".

                         ARTICLE 1 - SALIENT LEASE TERMS

1.1   PREMISES:            Approximately 10,411 square feet of land, having an
                           address of 1450 Collins Avenue, South Miami Beach,
                           Florida, as legally described on Exhibit A attached hereto and made a part hereof ("LAND"), together with a one story building, plus mezzanine, commonly known as "The Warsaw Ballroom", containing approximately
                           9,045 square feet or more of gross floor area on the first floor and approximately 2,144 square feet of gross floor area on the mezzanine, for a total of 11,189 square feet of gross floor area, most recently used as a nightclub, and together with all other improvements constructed or to be constructed thereon, and all appurtenances thereto, with frontage on Collins Avenue and Espanola Way, and all fixtures and personalty contained therein, as of August 1, 2000.

1.2   PARTIES::            LANDLORD: ZORI HAYON
                                     P.O. Box 19-1678
                                     Miami Beach, Florida 33119

                           TENANT: JERRY'S FAMOUS DELI, INC., a California corporation (whose stock currently is publicly traded)
                                     12711 Ventura Boulevard, Suite 400
                                     Studio City, California 91604
                                     Attn: Isaac Starkman

1.3   RESTAURANT:          A certain restaurant, and night club, as more
                           particularly described in Section 3.3(c)

1.4   TERM:                Fifteen (15) years following the Rent Commencement
                           Date, plus the Options (See Section 1.5). The "RENT
                           COMMENCEMENT DATE" shall be the earlier date (a) on which Tenant shall have first opened the Premises for business to the public, or (b) which is one (1) year after the Effective Date; provided, however, that it is understood and agreed that if, due to an insurable casualty, Tenant is unable within such one (1) year period to first open for business in the Premises, then such one (1) year deadline shall be extended to the extent that insurance proceeds are available to compensate Landlord for rent loss. Landlord shall purchase such rent loss insurance if and as Tenant may require, at Tenant's expense.

1.5   OPTIONS:             Five (5) periods of five (5) years each (Section 4.2)

1.6   INITIAL
      RENT: (i) From the Rent Commencement Date through the day prior to the first anniversary of the Rent Commencement Date: $35,000 per month, plus sales tax
                           (ii) Thereafter, increasing every one (1) year period, as provided in Section 6.2, but not by more than three (3%) percent for any one (1) year period.

1.7   INSPECTION
      PERIOD: The period of forty-five (45) days from the Effective Date (Section 5.1)

1.8   KEY MONEY:           $300,000, to be paid by Tenant to Tenant's counsel
                           within two (2) days after the Effective Date, and to be delivered to Landlord on or before the expiration of the Inspection Period, unless this Lease is theretofore terminated by Tenant.

1.9   BROKERS:             The Felenstein Koniver Stern Realty Group (Nelson
                           Fox), to be paid by Landlord (See Section 29.17)

1.10  CONTENTS OF
      LEASE:               Sections 1.1 through 29.20 (plus Exhibit A)

                              ARTICLE 2 - PREMISES

         2.1 Premises: Landlord hereby leases to Tenant and Tenant hires from Landlord, the Premises. During the Term, Tenant, for itself and its agents, employees, contractors and invitees, shall have the sole and exclusive right of use and possession of the Land, and no other party shall have any rights in respect to the same (subject to the provisions of Section 3.4 hereof).

                     ARTICLE 3 - CONSTRUCTION AND ACCEPTANCE

         3.1 AS IS Delivery: Except for Landlord's obligations herein expressed and Landlord's Statement set forth in Section 8.1 hereof, Tenant shall accept the Premises in their AS IS condition.

         3.2 Entry Prior to Acceptance: Tenant shall have the right, without an obligation to pay rent or other charge (except as herein otherwise expressly provided), to enter the Premises for any purpose prior to the Rent Commencement Date; provided that no such entry may unreasonably interfere with the occupancy by Landlord or others if and as permitted herein. No such entry by Tenant shall be deemed an acceptance of the Premises.

         3.3 Conditions: The following conditions precedent must be satisfied or waived by Tenant prior to the commencement of the Term, failing which, at Tenant's option, commencement shall be deferred until satisfaction thereof or waiver by Tenant.

         (a) Landlord Obligations: Landlord shall have delivered sole and exclusive possession of the Premises to Tenant. Landlord shall have performed, observed and complied with all covenants required by this Lease to be performed, observed, and complied with by it, and Landlord's Statement (as set forth in Section 8.1) and all other representations shall be true.

         (b) Zoning and Utilities: All of the Land must be zoned and otherwise governmentally approved, and all utility lines
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and service to the Land, including without limitation, water, natural gas, sanitary and storm sewer, telephone and electric (collectively, "UTILITIES") must be available, with capacities acceptable to Tenant, at or within the Land, all to permit Tenant to fully utilize the Premises for the operation of a "Jerry's Famous Deli" Restaurant, as contemplated in Section 3.3(c) below, without any further "concurrency" fees, installation of facilities or any further payment of any unusual fees, any contributions in aid of construction or installation of off-site improvements or previously accrued usage or service charges, and without any moratorium or other prohibition or governmental limitation thereon.

         (c) Approvals: Tenant shall have received all governmental, quasi-governmental, utility, third party and other approvals, licenses, permits and consents (collectively, "APPROVALS") in order for Tenant fully and properly to demolish existing improvements as desired by Tenant and to develop, construct and operate a "Jerry's Famous Deli" restaurant within the Premises, with full club and dancing privileges and the sale of beer, wine and liquor for on premises consumption, including prototypical exterior signage with access to Collins Avenue (collectively, the "RESTAURANT"), all as desired by Tenant, in Tenant's sole discretion. The conditions described in this subpart (c) shall expressly include, without limitation, receipt of all special exceptions, variances, liquor licenses and historic related consents as desired by Tenant. To the extent requested by Tenant, Landlord agrees, at no charge to Tenant, to
(i) fully cooperate with Tenant and all parties to obtain any and all Approvals,
(ii) execute any and all documents necessary or appropriate related thereto, and
(iii) accompany Tenant at all meetings (at a mutually convenient time) with governmental officials and public hearings. Tenant shall have the right, but not the obligation, to purchase and/or acquire Landlord's existing (a) liquor license for a purchase price of $40,000, and/or (at Tenant's option, which Tenant will notify Landlord the earlier of opening or when Tenant determines that it shall not require Landlord's liquor license) (b) any and all other transferrable licenses, permits and approvals pertaining to the Premises, at no charge. In the event of such purchase and/or acquisition, Landlord shall convey such licenses, permits and approvals within five (5) days after request by Tenant (but not before satisfaction of waiver of all the conditions described in this Section 3.3).

         (d) Title: Tenant shall have received the Non-Disturbance Agreement described in Section 24.1, the Title Policy as described in Section 5.3, the Survey as described in Section 5.3, and the Memorandum of Lease as described in
Section 29.2.

         (e) Environmental Matters: Tenant shall have received a written environmental audit, in form and substance satisfactory to Tenant, in Tenant's sole judgment, evidencing, among other things, that no portion of the Premises now contains asbestos or any other Hazardous Materials (as defined in Section 15.3) and/or a written binder for environmental insurance, in form and substance satisfactory to Tenant, from an environmental insurer satisfactory to Tenant. All environmental testing to be performed by Tenant shall be performed at Tenant's expense.

         In the event all of the conditions set forth herein have not been fulfilled to the satisfaction of Tenant within a period of six (6) months following the expiration of the Inspection Period (such period being the "CONDITIONS PERIOD"), then in such event (or at any time prior thereto if Tenant determines that any such condition likely shall not be satisfied), Tenant shall have the continuing right to terminate the Lease, upon which Tenant shall be relieved of any and all obligations hereunder. Without limiting the generality of the foregoing, in the event Tenant terminates this Lease under this Section
3.3 or under Section 5.1, Tenant's obligations to pay Real Estate Taxes, Insurance and other rents and charges hereunder shall then terminate.

         Tenant agrees, at its expense, to engage an architect to assist it in obtaining a preliminary review by the City of Miami Beach toward a better understanding as to whether or not appropriate permits would likely be issued for the Restaurant. The conditions described in subparts (b), (d) and (e) of this Section 3.1 shall lapse upon the expiration of the Inspection Period, except for matters arising subsequent thereto (e.g. introduction of Hazardous Material between the expiration of the Inspection Period and the expiration of the Conditions Period).

         3.4 Landlord Right to Lease Before Tenant "Goes Hard": The parties acknowledge that Tenant has certain rights to terminate this Lease prior to the expiration of the Conditions Period. The "CONDITION TERMINATION DATE" shall be the earlier date of (a) expiration of the Conditions Period, or (b) the date on which Tenant notifies Landlord in writing that it has satisfied or waived all conditions in favor of Tenant. Tenant shall not accept possession of the Premises prior to the Condition Termination Date. At any time prior to the Condition Termination Date, Landlord shall have the right to occupy the Premises and/or to lease the Premises out for occupancy by third parties ("THIRD PARTY OCCUPANTS"), subject to the following: (i) Landlord shall have the right to retain all rents relating to the lease of the Premises for the period(s) prior to the Condition Termination Date, (ii) prior to occupying any portion of the Premises, any and all Third Party Occupants shall execute and deliver to Tenant a writing, satisfactory to Tenant, acknowledging this Lease and that all of its rights relating to the Premises expire on the Condition Termination Date (and providing for a reasonable security deposit), (iii) Tenant use its good faith efforts to deliver to Landlord no less than thirty (30) days' notice prior to the Condition Termination Date, (iv) Landlord shall protect, defend, indemnify and hold Tenant harmless from and against any and all loss or damage that may arise out of any damage to the Premises by the Third Party Occupants and/or Landlord, and/or any failure of the Third Party Occupants and/or Landlord to surrender possession of the Premises to Tenant, in the condition required hereunder, on or before the Condition Termination Date, (v) Landlord shall be responsible for all maintenance, repair and replacement of the Premises prior to the expiration of the Inspection Period, and (vi) Tenant shall have no obligations under this Lease prior to the Condition Termination Date.

                       ARTICLE 4 - LEASE TERM AND OPTIONS

         4.1 Initial Term: The Term shall commence on the Effective Date and shall expire as specified in Section 1.4, unless extended or earlier terminated as provided herein. At the request of either party, Landlord and Tenant shall execute and deliver to the other a Declaration of Lease, in recordable form, establishing the Rent Commencement Date, once known.

         4.2 Options to Renew: Provided Tenant is not then in monetary or other material default after written notice and the expiration of applicable cure periods, Tenant may extend the original term of this Lease for the additional periods set forth in Section 1.5, on the terms and conditions set forth herein, by notifying Landlord not less than ninety (90) days prior to the expiration of the original term, or each extended term, as the case may be. If Tenant is in default and no notice has been given to Tenant by Landlord at the time that Tenant exercises its option, the exercise of the option shall be considered to be timely, but shall not be effective until Tenant has cured such default. Should Tenant neglect to exercise any option by the dates specified above, Tenant's right to exercise shall not expire until thirty (30) days after notice from Landlord of Tenant's failure to exercise the option.

                             ARTICLE 5 - INSPECTIONS



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         5.1 Inspection Period: Tenant shall have the right to enter upon the
Premises at any time after the Effective Date for any lawful purpose whatsoever, including without limitation, surveying, engineering, test boring, environmental analysis and such other work as Tenant shall consider appropriate, and shall have the further right to make such inquiries of governmental agencies, utility companies and all other third parties, and to make such feasibility and other studies and analyses as it considers appropriate. Landlord agrees, at no charge to Tenant, to fully cooperate with Tenant in respect to all such inspections. On or before the expiration of the Inspection Period, Tenant may elect and shall have the absolute and unqualified right to terminate and cancel this Lease for any or no reason whatsoever, by delivering notice to Landlord, whereupon the parties hereto shall thereupon be relieved of any and all obligations and responsibilities hereunder as though this Lease had not been entered into in the first instance. All Tenant's inspections shall be performed at Tenant's cost, and Tenant shall repair any damage to the Premises caused by such inspections. The right of cancellation shall be the sole remedy of Tenant.

         5.2 Property Data/Termination of Prior Leases: On or before three (3) days following the Effective Date, to the extent Landlord and its agents, employees, professionals, representatives and contractors have the following in their possession, Landlord shall deliver to Tenant copies of all existing licenses, permits, authorizations, approvals, plans, surveys, abstracts, title insurance commitments or policies (and "hard" copies of all exceptions thereto), engineering and/or environmental studies, analyses, soil test borings, and other documentation pertaining to any portion of the Premises, including without limitation, the physical condition and development thereof (jointly referred to herein as the "PROPERTY DATA"). After the initial delivery to Tenant of the Property Data, and continuing until the expiration of the Conditions Period, Landlord shall deliver to Tenant any additional Property Data if, as and when it comes into Landlord's possession.

         5.3 Title/Survey:

                  (a) Simultaneously with its execution of this Lease, Landlord shall furnish to Tenant copies of all title evidence that Landlord has in its possession. Tenant, at its expense, may obtain a title insurance commitment (the "TITLE COMMITMENT"), having an effective date subsequent to the Effective Date, issued by a reputable title insurance company reasonably acceptable to Tenant's counsel in the amount designated by Tenant committing the title insurer to issue a Leasehold Title Insurance Policy in favor of Tenant ("TITLE POLICY") covering the Premises upon the recording of the Memorandum of Lease, free and clear of all liens, encumbrances, and exceptions whatsoever, except for those approved in writing by Tenant prior to the expiration of the Inspection Period. If Tenant shall have any objection with respect to the status of the title, Tenant shall notify Landlord of such objections within the Inspection Period. In the event the Title Commitment or Survey shall reflect any requirement to be satisfied or any condition which shall render title other than good, marketable and insurable or which shall impair Tenant's prospective desired use(s) for the Premises, Landlord shall be required to exercise diligent efforts to satisfy and/or cure same promptly (including the institution of all necessary suits and proceedings); and if Landlord is unable after the exercise of diligent efforts, as aforesaid, to satisfy and/or cure such requirement or title condition or objection prior to the expiration of the Inspection Period, so as to fully correct any and all of such matters, then, at Tenant's option, the parties hereto shall be relieved of any further liability arising out of or with respect to this Lease, or Tenant, at Tenant's option, may waive such condition. Notwithstanding anything contained in this Section 5.3, Tenant shall not be permitted to object to any of the Schedule B-2 exceptions contained in that certain Leasehold Owner's Policy No. 10 0764 108 00000001, issued by Chicago Title Insurance Company, with an effective date of November 6, 1997 (except the leases referenced therein, which Landlord represents to Tenant either no longer exist or do not affect the Premises).

                  (b) Tenant, at its expense, may obtain a boundary, topographic and/or as-built survey ("SURVEY"). The Survey may show the Premises, adjoining streets and roads, including the points of ingress and egress thereto, and may set forth the exact location by metes and bounds and the exact dimensions of the Land, a legal description and location sketch of the Land, the exact location of any improvements on the Land, all easements on and upon the Land, all rights-of-way relating to the Land, the mean high water mark (if applicable), and may further reflect and certify the actual number of square feet contained within the Land. The Survey may reflect whether or not there are any encroachments (either way) with respect to the Land. In the event the Survey shows any condition which shall be unacceptable to Tenant, in its reasonable judgment, such defects shall constitute title defects subject to the provisions hereof.

                                ARTICLE 6 - RENT

         6.1 Payment: During the Term, Tenant shall pay Rent to Landlord as specified in Section 1.6. Rent shall be payable in advance on or before the first (1st) day of each calendar month during the Term. If the Lease commences other than on the first day of a calendar month, the first month's Rent shall be prorated accordingly and paid with the Rent for the first full month. All rent and other payments to be made by Tenant to Landlord shall be sent to Landlord c/o 312 Poinciana Island Drive, North Miami Beach, Florida 33160, unless otherwise directed by Landlord in writing.

         6.2 Increases in Rent:

                  (a) The Rent will be adjusted upward by the lesser of three percent (3%) of the Rent paid during that lease year, or the CPI adjustment computed in the manner set forth in paragraph (b) below.

                  (b) The parties hereto adopt as a standard for measuring such fluctuations the Consumer Price Index for all Urban Consumers, U.S. City Average
(CPI) (1982-84=100) issued by the Bureau of Labor Statistics of the U.S. Department of Labor, hereinafter referred to as the "INDEX". The first rental adjustment date ("RENTAL ADJUSTMENT DATE") shall be one year after the Tenant's obligation to pay Rent commences. Thereafter, adjustments will be made annually and will be effective for the ensuing lease year and the Rental Adjustment Date shall be the first day of the next lease year for the Rent for the ensuing lease year. Rental adjustments shall be made by multiplying the Rent for the immediately preceding lease year by a fraction, the numerator of which shall be the New Standard (such "NEW STANDARD" being the Index figure for the month which is three (3) months immediately preceding each Rental Adjustment Date occurring every twelve (12) months) and the denominator of which shall be the Basic Standard (such "BASIC STANDARD" being the Index figure for the month and year when Tenant's obligation to pay Rent commences), and the result thus obtained shall be the Rent to be paid in monthly installments over the ensuing lease year period. In no event will the Rent during the subsequent lease year be less than the Rent for the prior lease year.

                  It is understood that the Index is now being published by the Bureau of Labor Statistics of the United States Department of Labor monthly. Should said Bureau of Labor Statistics change the manner of computing the Index, the Bureau shall be requested to furnish a conversion factor. Should the publication of said Index be discontinued by said Bureau of Labor



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Statistics,then such other Index as may be published by such Bureau most nearly approaching said discontinued Index shall be used in making the adjustments herein provided. Should said Bureau discontinue the publication of any Index herein contemplated, then such Index as may be published by another United States governmental agency as most nearly approximated the Index herein first above referred to shall govern and be substituted as the Index to be used, subject to the application of an appropriate conversion factor to be furnished by the governmental agency publishing the adopted Index. If such governmental agency will not furnish such conversion factor, then the parties shall agree upon a conversion factor or a new Index, and in the event agreement cannot be reached as to such conversion factor or such new Index, then the parties hereto agree to submit to an arbitrator in accordance with the rules of the American Arbitration Association, and judgment or decree upon the award rendered by the arbitrator may be rendered in a court having jurisdiction thereof.

         6.3 Gross Receipts Termination Right: In the event Tenant's Gross Receipts fail to exceed the sum of $4,000,000 in the prior twelve (12) month period during the first four (4) lease years of the Term, Tenant may terminate this Lease at any time during Lease Years two through five by delivering to Landlord (a) notice of termination, and (b) the sum of $300,000, as and for a termination fee. Said termination shall be effective thirty (30) days after delivery of such notice of termination to Landlord. In the event of such termination, the provisions of Section 12.1 shall be applicable. Landlord shall have the right to inspect Tenant's books and records respecting such gross receipts, within thirty (30) days after delivery of such termination notice, to verify Tenant's gross receipts.

                                 ARTICLE 7 - USE

         7.1 Use: The Premises are initially intended to be used primarily as a restaurant and/or nightclub, but may be used for any lawful purpose, subject to applicable zoning laws.

                        ARTICLE 8 - LANDLORD'S STATEMENT

         8.1 Landlord's Statement: Landlord represents and warrants to Tenant, to survive the expiration or sooner termination of the Lease, all of the following: (i) Landlord is duly authorized and empowered to enter into and perform the Lease, and no other party has a prior right to the Premises or any part thereof, (ii) Landlord is not aware of any unrecorded agreements which may be binding upon Tenant and which may affect the Premises, except those which shall be given by Landlord to Tenant within ten (10) days after the Effective Date, (iii) INTENTIONALLY OMITTED, (iv) it will not amend or enter into (or otherwise allow) any new covenants, restrictions, easements, agreements or encumbrances so as to prohibit Tenant's use or so as to materially adversely affect Tenant's rights or materially increase Tenant's obligations under the Lease; (v) INTENTIONALLY OMITTED, (vi) to the best of Landlord's knowledge, there is no pending or threatened condemnation or similar proceeding affecting the Premises or any portion thereof, (vii) except for a construction lien claim (app. $3,000) in favor of Waste Management (which if still unresolved at the end of the Inspection Period, Landlord shall then bond off), there are no legal actions, suits, or other legal or administrative proceedings pending or threatened, which affect the Premises, and Landlord is not aware of any facts which might result in any such action, suit or other proceedings, (viii) no portion of the Premises is affected by any special assessment, pending or certified, whether or not constituting a lien thereon, (ix) the Property Data delivered or to be delivered to Tenant, constitutes and shall constitute all of the information and data known or available to Landlord relating to the Premises and all aspects thereof, and (x) Landlord has delivered to Tenant a copy of that certain Dynatech Engineering Corp. report dated October 1, 1999, and if there are any other environmental reports in Landlord's possession, Landlord shall deliver them to Tenant within ten (10) days after the Effective Date. Landlord acknowledges that each of the representations contained in this paragraph separately constitutes a material inducement to Tenant in entering into the Lease, and any breach of any such representation shall entitle Tenant to cancel and terminate the Lease immediately upon notice of such breach to Landlord, and such right shall be cumulative with all other rights of Tenant.

                       ARTICLE 9 - RIGHT OF FIRST REFUSAL

         9.1 Right of First Refusal: In the event that Landlord shall receive from an offer acceptable to Landlord for the purchase or other transfer of any Landlord's interest in and to the Premises ("OFFER"), then Landlord shall deliver to Tenant a copy of such Offer and information pertaining to such offeror that Landlord has in its possession ("BACKGROUND INFORMATION"), within ten (10) days after its receipt; provided however, that no Offer shall be valid or cognizable under this Lease unless it (i) is accompanied by the Background Information, and (ii) provides that the purchase thereof is subject to all of the terms and conditions of this Lease. Tenant shall have the exclusive right of first refusal to purchase the interest of Landlord for the price and upon the terms set forth in the Offer. If Tenant fails to give written notice within thirty (30) days after receipt of the Offer, then Landlord shall be free to complete the sale of the fee simple interest, upon the terms and conditions contained in the Offer, within one hundred eighty (180) days following the expiration of the said thirty (30) day period; provided that if the proposed sale is not completed within said one hundred eighty (180) day period to said offeror, upon the terms and conditions contained in the Offer, then Tenant's right of first refusal under this Section 9.1 shall be fully restored and reinstated as if such Offer had never been made.

                         ARTICLE 10 - REAL ESTATE TAXES

         10.1 Tenant's Obligation to Pay: Landlord shall pay, prior to delinquency, all general real estate taxes attributable to the Premises ("REAL ESTATE TAXES") during the Term from and after the Effective Date. Such Real Estate Taxes shall be paid by Landlord directly to the taxing authority. Landlord agrees to deliver a copy of the original tax bills (evidencing such payment), notices of assessments and all other general real estate tax notices to Tenant promptly upon Landlord's receipt of same. Tenant shall reimburse Landlord for all Real Estate Taxes accruing during the Term within twenty (20) days of delivery to Tenant of a copy of the original tax bill (evidencing full payment). With respect to any tax year in which Real Estate taxes accrue both during the Term and outside of the Term, such Real Estate Taxes shall be prorated. Tenant's obligation to pay same shall be collectable in the same manner as rent, and shall be considered to be enforceable in the same manner.

         10.2 Right to Contest: Tenant shall have such rights, at Tenant's cost, to contest the validity or amount of real estate taxes as are permitted by law, either in its own name or in the name of Landlord, in either case with Landlord's full cooperation. Any resultant refund, rebate or reduction shall be used first to repay the expenses of obtaining such relief. Landlord shall provide Tenant with government notices of assessment (or reassessment) in time sufficient to reasonably permit Tenant, at Tenant's election, to make contest.

                             ARTICLE 11 - INSURANCE



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         11.1 Tenant's Insurance: Tenant will maintain at all times during the
Term (i) an All Risk Policy insuring against damage to the Restaurant (at least eighty (80%) percent of full replacement value), and (ii) a policy or policies of public liability insurance against any and all damages and liability on account of, or arising out of injuries to persons or property or the death of any person or for property damage occurring in the Restaurant, in the minimum amount of TWO MILLION ($2,000,000) DOLLARS single limit in any one accident ((i) and (ii) collectively being "INSURANCE"). Said policy or policies shall name Landlord as an additional insured and include contractual liability insurance recognizing the liability assumed in Section 20.1 hereof.

         11.2 Blanket Coverage: The policies required hereunder may be in the form of blanket coverage, with reasonable deductibles, so long as the blanket policies comply with the terms hereof.

         11.3 Waiver of Subrogation: Tenant and Landlord hereby waive and release any and all right of recovery against the other, including employees and agents, arising during the Term for any and all loss or damage to any property which loss or damage arises from the perils covered by an insurance policy. This mutual waiver is in addition to any other waiver or release contained in this Lease. Landlord and Tenant shall give written notice to its insurers of the provisions of this waiver and release and have its insurance policies endorsed, if required, to prevent invalidation of insurance coverage by reason of this waiver and release.

                       ARTICLE 12 - TITLE TO IMPROVEMENTS

         12.1 Title to Improvements: Notwithstanding anything contained in this Lease to contrary, the parties hereto agree as follows:

         (a) All trade fixtures, equipment and other personal property including, but not limited to, all signs, ice machines, soda fountains, fryers, grills, toasters, freezers, coolers (other than walk-in coolers and affixed bars and counters and hoods), tables, chairs, carpeting, lighting fixtures, fans, hoods and other kitchen and dining room equipment installed by or at the request of Tenant, shall be, remain and continue to be the sole and absolute property of Tenant and may be replaced at any time during the term of this Lease and may be removed prior to or at the expiration or termination of this Lease; provided, however, that such removal shall not impair the structural integrity of the building, and that Tenant shall not remove a significant portion of its personalty from the Premises at any time in which there is a monetary default which remains uncured after written notice. Landlord further acknowledges that all such property is personal property and is not to become a part of the realty no matter how affixed to it. Any damage to the Premises caused by removal of these items shall be paid for by Tenant.

         (b) Title to the improvements and any repairs, alterations, additions or improvements thereto shall be vested in and remain in Tenant at all times during the term of this Lease, including any renewal or extension thereof. Upon the expiration of this Lease, any extension or renewal hereof, or its sooner termination, title to the improvements shall automatically pass to and become vested in Landlord. The parties are desirous of seeking to clarify which items
(a) shall become Landlord's upon the expiration or termination of this Lease, and (b) which items Tenant may remove upon the expiration or termination of this Lease, as follows: (a) Not Removable by Tenant: items which are ordinarily thought of as fixed, leasehold improvements, such as permanent construction items, HVAC, doors, and, non-movable items such as walk-in coolers, affixed bars and counters, hoods, fixed lighting fixtures (e.g. recessed lighting), and (b) Removable by Tenant: all items described in Section 12.1(a), under conditions described therein.

         12.2 Security Interest Permitted:

                  (a) Tenant shall have the right at any time to grant a security interest in the improvements or any part thereof, and/or any equipment, goods, trade fixtures and other personal property owned by Tenant, and installed or kept on the Premises. Landlord hereby consents to any such security interest and disclaims any interest of any kind in and to the improvements or any part thereof, and/or in any equipment, goods, trade fixtures and other personal property installed or kept on the Premises (until the expiration or sooner termination of the Lease as aforesaid). Landlord agrees that it will, within ten
(10) days after any written request by Tenant, Without limiting the generality of the foregoing, Landlord hereby affirmatively subordinates in favor of any institutional or equipment lender of Tenant any statutory or consensual landlord's lien and distress or distraint rights relating to the improvements and any equipment, goods, trade fixtures and other personal property owned by Tenant, and installed or kept on the Premises, but not the leasehold. Landlord agrees that it will, within ten (10) days after any written request by Tenant, confirm the foregoing consent and disclaimer in writing in favor of any lender of Tenant, and execute and deliver such instruments as may be reasonably requested relating thereto.

                  (b) If Tenant mortgages its leasehold estate and the mortgagee or holders of the indebtedness secured by the leasehold mortgage or trust deed shall notify Landlord, in the manner provided for the giving of notice, of the execution of such mortgage or trust deed and name the place for service of notice upon such mortgagee or holder of indebtedness, then, in such event, Landlord agrees for the benefit of such mortgagees or holders of indebtedness from time to time: (i) that Landlord will give to any such mortgagee or holder of indebtedness simultaneously with service on Tenant a duplicate of any and all notices or demands given by Landlord to Tenant. Such notices shall be given in the manner and be subject to the terms of the notice provisions of this Lease;
(ii) that such mortgagee or holder of indebtedness shall have the privilege of performing any of Tenant's covenants under this Lease, of curing any default of Tenant or of exercising any election, option or privilege conferred upon Tenant by the terms of this Lease; (iii) that Landlord shall not terminate this Lease or Tenant's right of possession for any default of Tenant if, within a period of ten (10) days after the expiration of the period of time within which Tenant might cure such default under the provisions of this Lease, such mortgagee or holder of indebtedness commences to eliminate the cause of such default and proceeds diligently and with reasonable dispatch until such default is cured;
(iv) that, except for the rights to terminate contained in this Lease, no rights, privilege or option to cancel or terminate this Lease, available to Tenant, shall be deemed to have been exercised effectively unless joined in by any such mortgagee or holder of the indebtedness; and (v) that no liability for the payment of rental or the performance of any of Tenant's covenants and agreements shall attach to or be imposed upon any mortgagee, trustee under any trust deed or holder of any indebtedness secured by any mortgage or trust deed upon the leasehold estate, unless such mortgagee, trustee or holder of indebtedness forecloses its interest and becomes the tenant under this Lease. The foregoing shall not prevent Landlord from evicting Tenant and/or terminating the Lease (and thereby eradicating the mortgagee's interest therein), subject to applicable provisions of Article 22 and other provisions hereof.

                       ARTICLE 13 - MAINTENANCE AND REPAIR



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         13.1 By Tenant: Subject to Section 13.2 and subsequent to the Condition
Termination Date, Tenant shall maintain the Restaurant, in good repair and good condition, reasonable wear and tear and damage by casualty excepted (as to which the provisions of Article 17 shall control). Tenant shall have no obligation to repair any damage or defects caused by (i) any breach of written representation or written warranty by Landlord, or (ii) the negligence of Landlord, its agents, employees or contractors. Any repairs or replacements effected by Tenant as a consequence of (i) or (ii) shall be promptly reimbursed by Landlord within five
(5) days following billing from Tenant. Any demolition performed by Tenant in connection with its improving the Premises shall not be deemed to violate its obligations under this Section 13.1. Tenant shall not be permitted to perform any demolition unless it has received a (1) demolition permit for such demolition, and (2) building permit for the intended alterations from all applicable governmental agencies.

         13.2 Alterations Required by Law: Prior to the Condition Termination Date, Landlord shall make all repairs and alterations as may be required by any laws, ordinances or regulations, to bring the Land and any improvements existing thereon within strict compliance thereof. Any repairs, alterations or other improvements required by governmental authority which results from the particular use of Tenant, shall be done by Tenant at its sole cost and expense. From time to time upon request of Landlord, Tenant shall deliver to Landlord copies of all plans submitted by Tenant to the City of Miami Beach pertaining to the Premises, and if Tenant shall have as built drawings upon completion of any work, Tenant shall deliver copies thereof to Landlord.

                            ARTICLE 14 - ALTERATIONS

         14.1 Alterations: Tenant may make any alterations or improvements to the Premises, in a good and workmanlike manner, in conformity with all laws, ordinances and regulations of public authorities having jurisdiction.

                       ARTICLE 15 - ENVIRONMENTAL MATTERS

         15.1 Landlord's Obligations. During the Term, Landlord will not use, generate, place, store, release, or otherwise dispose, nor permit the use, generation, placing storage, release, or disposal of Hazardous Materials in any property adjacent or near the Land in which Landlord or Landlord's Affiliates own, lease, manage or control ("ADJACENT CONTROLLED PROPERTY"), except in accordance with all Environmental Laws. If during the Term Hazardous Materials are discovered in any portion of the Adjacent Controlled Property, or within the Premises and placed by Landlord, its agents, contractors or employees upon or within the Premises during the term of this Lease, Landlord will immediately undertake or cause to be undertaken remediation or removal of the Hazardous Materials in accordance with all Environmental Laws and, to the extent Tenant's business is interrupted during the remediation or removal, Tenant's rent will be abated as is fair and reasonable under the circumstances. Landlord will indemnify, defend and hold Tenant and Tenant's partners, shareholders, officers, employees, agents, contractors, sublessees, assignees, concessionaires, customers, and invitees (collectively, "AFFILIATED PARTIES") harmless against and reimburse Tenant and Tenant's Affiliated Parties for all Hazardous Materials Liabilities asserted against or incurred by Tenant or Tenant's Affiliated Parties and arising out of a breach of the representations, warranties or covenants set forth in this Section 15.1.

         15.2 Tenant's Obligations. During the Lease Term, Tenant will not use, generate, place, store, release or otherwise dispose of Hazardous Materials in the Premises, except in accordance with all Environmental Laws. In the event of a breach of the foregoing, Tenant will undertake remediation or removal in accordance with all Environmental Laws. In addition, Tenant will indemnify, defend and hold Landlord and Landlord's Affiliated Parties harmless against and reimburse Landlord and Landlord's Affiliated Parties for all Hazardous Materials Liabilities asserted against or incurred by Landlord or Landlord's Affiliated Parties as a result of a breach of Tenant's obligations under this Section 15.2.

         15.3 Hazardous Materials Defined. The term "HAZARDOUS MATERIALS" as used herein means any substance (i) the presence of which requires special handling, storage, investigation, notification, monitoring, or remediation under any Environmental Law, (ii) which is toxic, explosive, corrosive, erosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous, (iii) which is or becomes regulated by and Governmental Authority, or
(iv) the presence of which causes or threatens to cause a nuisance to the Premises or to adjacent properties or premises.

         15.4 Environmental Laws Defined. The term "ENVIRONMENTAL LAWS" refers to all Laws relating to (i) emissions, discharges, spills, releases or threatened releases of hazardous Materials onto land or into ambient air, surface water, groundwater, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, or septic systems, (ii) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Materials, or (iii) the protection of human health or the environment.

         15.5 Hazardous Materials Liabilities Defined. The term "HAZARDOUS MATERIALS LIABILITIES" as used herein means all claims, damages, losses, forfeitures, expenses, or liabilities arising from or caused in whole or in part, directly or indirectly, by a breach by the other party of its representations, warranties, or covenants under Section 15.1 or 15.2 of this Lease, including, without limitation, all costs of defense (including reasonable attorneys' fees and other costs of litigation), all consultants' fees, and all costs of investigation, repair, remediation, restoration, cleanup, detoxification or decontamination, and/or preparation and implementation of any closure, remedial action or other required plan.

         15.6 Environmental Insurance. In the event Tenant elects to seek to obtain environmental insurance, Landlord agrees, at no charge to Tenant, to promptly and fully cooperate with Tenant and its insurer(s) and underwriter(s) to obtain such insurance on terms favorable to Tenant, including without limitation, to execute and deliver such questionnaires and other information as may be reasonably requested; provided that the cost of such environmental insurance shall be borne by Tenant.

         15.7 Survival. The provisions of this Section 15 will survive the expiration or earlier termination of this Lease.

                             ARTICLE 16 - UTILITIES

         16.1 Payment: Tenant agrees to pay all of its use charges for natural gas, water, electricity and telephone during the Term from and after the Rent Commencement Date.

                              ARTICLE 17 - CASUALTY



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         17.1 Termination Rights: Unless such damage shall result from Tenant's willful act, Tenant shall be permitted to terminate this Lease by delivery of written notice to Landlord in the event that (i) more than twenty-five (25%) percent of the Restaurant is damaged, and/or (ii) any damage occurs during the last two (2) years of the then existing term. If Tenant does not so terminate this Lease, then all rent payable hereunder shall abate from the date of damage to the date which is sixty (60) days following the date on which Tenant again opens for business in the repaired Restaurant; provided that if Tenant continues to do business in the Restaurant during the period of such repair, Tenant's total obligation for Rent shall be adjusted to reflect the portion of the Restaurant that is actually used by Tenant. If Tenant elects to terminate this Lease in accordance with the provisions of this Section, Tenant shall notify Landlord within ninety (90) days after such casualty, whereupon Landlord shall be entitled to all proceeds of insurance upon the real property and right of recovery against insurers respecting the same.

                            ARTICLE 18 - CONDEMNATION

         18.1 Termination Rights: Tenant shall be permitted to terminate this Lease by delivery of written notice to Landlord in the event that (i) more than twenty-five (25%) percent of the Restaurant is taken, (ii) any material taking occurs during the last two (2) years of the then existing term, and/or (iii) any material change occurs to Tenant's access and frontage. A "TAKING" means the initiation by any governmental authority of any condemnation proceeding, moratorium, initiative, referendum, or any regulation which impairs parking, or any transfer in lieu thereof.

         18.2 Abatement of Rents: If Tenant does not so terminate this Lease, then all rent payable hereunder shall be reduced by multiplying a fraction, the numerator of which is the gross leasable area taken, and the denominator of which is the gross leasable area of the Restaurant prior to the Taking. Further, if the parties are unable to agree as to the amount of abatement, within forty-five (45) days after the Taking, the matter shall be submitted to arbitration under the rules of the American Arbitration Association.

         18.3 Award: Nothing herein contained shall prevent Landlord and Tenant from prosecuting claims in any condemnation proceedings for the value of their respective interests. Landlord shall be entitled to the condemnation award attributed to the real property (excluding Tenant's leasehold improvements and fixtures) and any loss of income, and Tenant for the taking of its fixtures and equipment, leasehold improvements, relocation expenses, severance damages, loss of leasehold estate, goodwill, loss of business or other award not related to the value of the real property. The parties waive such rights of Lease termination as may be granted them in the event of condemnation by the laws of the state wherein the Restaurant is located, it being their agreement that the rights of termination set forth in this Lease shall be exclusive.

                         ARTICLE 19 - CONSTRUCTION LIENS

         19.1 Prohibition: Neither Tenant nor Landlord shall permit any mechanic's, materialman's, construction or other lien against the Land in connection with any labor, materials or services furnished or claimed to have been furnished at the request of such party or their respective agents, employees, tenants or contractors. If any such lien shall be filed against the Land, the party charged with causing the lien will cause the same to be discharged, provided, however, that either party may contest any such lien, so long as the enforcement thereof is stayed. Nothing contained in this Section
19.1 shall be construed to obligate Landlord to make any repairs.

                  Tenant will not allow, permit, or cause any mechanic's lien or liens, or other liens or encumbrances of any nature, to be placed upon the Premises during the Term hereof. All contractors, subcontractors, laborers, materialmen and suppliers will be placed on notice that the Premises cannot be made subject to an enforceable lien for work or materials ordered by Tenant, its employees and agents. In the event Tenant does so allow, permit, or cause any such lien or encumbrances to be placed upon or recorded against the Premises in violation hereof, Tenant shall promptly pay same or transfer the lien to bond. If default in payment or in transfer to bond thereof shall continue for thirty
(30) days after written notice of the filing of said lien, the Landlord shall have the right and privilege, at Landlord's option, of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional indebtedness and rent hereunder due from Tenant to Landlord and shall be added to and be payable within ten (10) days after written notice. This right of Landlord shall in no event be construed as authority for the premises to be made subject to mechanic's liens. The bonding of liens by Tenant shall in no manner be construed as authority for liens to be placed upon the Premises.

                  The provisions of this Section 19.1 shall be incorporated into the Memorandum of Lease pursuant to Section 29.1.

                             ARTICLE 20 - INDEMNITY

         20.1 Indemnity by Tenant: With respect to its use and occupancy of the Land, Tenant agrees to save Landlord harmless from and indemnify and defend Landlord against any and all injury, loss, damage, liability (or any claims in respect of the aforementioned), costs or expense (including, without limitation, attorney's fees incurred through all levels of proceedings, reasonable investigative and discovery costs), of whatever nature, to any person or property caused or claimed to be caused by or resulting from any breach of this Lease or any wrongful act, omission or negligence of Tenant or agent of Tenant; provided that Landlord, upon becoming aware of such claim or damage, shall notify Tenant within five (5) business days thereof.

         20.2 Indemnity by Landlord: Landlord agrees, at Tenant's option, to protect, defend, indemnify and save Tenant harmless from and against any and all injury, loss, damage, liability (or any claims in respect of the aforementioned), costs or expenses (including, without limitation, attorneys' fees incurred through all levels of proceedings, reasonable investigation and discovery costs), of whatever nature, to any person or property caused or claimed to be caused by or resulting from any breach of this Lease (or any representation contained herein) or any wrongful act, omission or negligence of Landlord or its employees, agents or contractors; provided that Tenant, upon becoming aware of such claim or damage, shall notify Landlord within five (5) business days from the date thereof. In case Tenant, without fault on its part, shall be made a party to any litigation commenced by or against Landlord, then Landlord shall protect, defend, indemnify and hold Tenant harmless therefrom and shall pay Tenant all costs and expense, including reasonable attorneys' fees incurred through all levels of proceedings, which Tenant may sustain by reason thereof.

         20.3 Waiver of Subrogation: This Article 20 shall be subject to the provisions of Section 11.3. Subject to the provisions of Section 11.3, nothing contained in the Lease shall exempt either party from responsibility or liability arising out of the negligent or willful act or omission or breach of the Lease by such party or such party's agents, employees or contractors.



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                          ARTICLE 21 - QUIET ENJOYMENT

         21.1 Quiet Enjoyment: Landlord agrees to promptly place Tenant in possession of the Premises in accordance with the provisions of this Lease as a condition to Tenant's obligation to pay rents hereunder. Tenant shall peaceably and quietly have, hold and enjoy the Premises during the Term and without any manner of hindrance or interference.

                              ARTICLE 22 - DEFAULT

         22.1 Tenant's Default: The occurrence of any one or more of the following events shall constitute a material default of this Lease by Tenant:
(a) the failure by Tenant to make any payments required to be made by Tenant hereunder, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant [such period includes the Florida statutory 3 day notice]; and (b) except as otherwise provided in this Lease, the failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in subpart (a) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant [such period includes the Florida statutory 3 day notice]; provided, however, that if the nature of Tenant's non-compliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion. In the event of any such material default by Tenant, Landlord may at any time thereafter, with notice, terminate this Lease and/or bring an action for damages and/or action for eviction and/or injunctive relief (it being recognized that in such event Landlord may be irreparably harmed for which there is no adequate remedy at law). Notwithstanding the foregoing or anything contained in this Lease, (i) Landlord shall not have any right to accelerate the rents and other charges payable hereunder, (ii) Landlord shall not have the right to terminate this Lease or Tenant's right to possession unless Tenant fails to pay Rent or any other monetary obligations within applicable grace periods as provided in this Lease (but this provision shall not negate Landlord's right to sue for damages), and (iii) in the event of any default by Tenant, Landlord shall use reasonable efforts to mitigate its damages.

         22.3 Landlord's Default: The occurrence of the following event shall constitute a material default of this Lease by Landlord: the failure by Landlord to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Landlord, where such failure shall continue for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the nature of Landlord's non-compliance is such that more than thirty (30) days are reasonably required for its cure, then Landlord shall not be deemed to be in default if Landlord commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion. In the event of any such material default by Landlord, Tenant may at any time thereafter, with notice, terminate this Lease and/or bring an action for damages and/or injunctive relief (it being recognized that in such event Tenant may be irreparably harmed for which there is no adequate remedy at law).

         22.4 Performance by Tenant: In the event of any default by Landlord under this Lease, then Tenant shall have the right to cure such Landlord default under the Lease and Landlord shall reimburse Tenant for Tenant's reasonable costs incurred in effecting such cure promptly after receipt of a bill therefor, and if not paid within ten (10) days thereafter, Tenant shall be entitled to offset such sums due hereunder against the Rent and all other rents and charges due hereunder. Any monies due Tenant from Landlord which are not paid when due, or in the event Tenant elects to pay, on behalf of Landlord, sums due to third parties arising out of Landlord's responsibilities under this Lease, the same shall bear interest from the due date thereof or the date of payment, as the case may be.

         22.5 Bankruptcy: If at any time after the Effective Date (i) any proceedings in bankruptcy, insolvency or reorganization shall be instituted against Tenant pursuant to any Federal or State law now or hereafter enacted, or any receiver or trustee shall be appointed for all or substantially all of Tenant's business or property at the Premises, or any execution or attachment shall issue against Tenant's business or property at the Premises or against the leasehold estate created hereby, and any of such proceedings, process or appointment be not discharged and dismissed within sixty (60) days from the date of such filing, appointment or issuance; or (ii) Tenant shall be adjudged a bankrupt or insolvent, or Tenant shall make an assignment for the benefit of creditors, or Tenant shall file a voluntary petition in bankruptcy or petitions for (or enters into) an arrangement for reorganization, composition or any other arrangement with Tenant's creditors under any Federal or State law now or hereafter enacted,, the occurrence of any one of such contingencies shall be deemed to constitute and shall be construed as a repudiation by Tenant of Tenant's obligations hereunder and, at Landlord's sole option, shall cause this Lease ipso facto to be canceled and terminated effective as soon as permitted by then applicable law without thereby releasing Tenant; and upon such termination Landlord shall have the immediate right to re-enter the Premises and to remove all persons and property therefrom.

                          ARTICLE 23 - ATTORNEYS' FEES

         23.1 Prevailing Party: If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party, reasonable attorneys' fees, costs of suit, investigation costs and discovery costs, including through all levels of appeal.

         23.2 Third Party Litigation: If either party becomes a party to any litigation concerning this Lease, the Restaurant, other than as described in
Section 23.1, by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys' fees, court costs, investigation expenses, discovery costs and costs of appeal incurred by it in all levels of the litigation. When this Lease imposes upon a party an obligation to indemnify the other, the indemnification shall include the obligation to pay the indemnitees' reasonable attorneys' fees, costs and disbursements through all levels of proceedings, whether the indemnitee be the plaintiff or defendant.

                          ARTICLE 24 - NON-DISTURBANCE

         24.1 Non-Disturbance: Landlord represents that there are no mortgages or other encumbrances against the Premises (except for the lien of real estate taxes for 2000 and subsequent years). The term "MORTGAGEE" shall mean any (a) lender the security for whose loan encumbers the Premises, and (b) lessor whose interest in the Premises is paramount to Landlord's. The term "NON-DISTURBANCE AGREEMENT" means an agreement, in recordable form and in form and substance reasonably satisfactory to Tenant's counsel, assuring Tenant, among other things, that notwithstanding any default by Landlord to the Mortgagee, or any foreclosure or deed in lieu thereof (or Mortgagee's termination proceedings), Tenant's rights to possession of the Premises and other rights under this Lease shall continue in full force and effect and shall remain undisturbed so long as Tenant is not in default hereunder so as to permit Lease termination. Tenant agrees to execute an Attornment Agreement reasonably acceptable to such Mortgagee. If Landlord breaches its obligation(s) hereunder, Tenant may terminate this Lease by written notice to Landlord at any time prior to Tenant's receipt of all required nondisturbance agreements.

         24.2 Subordination: Upon Landlord's request, Tenant shall subordinate its interest in this Lease to any first lien hereafter placed by Landlord upon the Premises with an insurance company, bank, purchase money mortgagee or any other institutional lender; provided that such lender executes a Non-Disturbance Agreement. Tenant will, upon request of such lienholder, be a party to such an agreement (provided it does not lessen Tenant's rights or Landlord's obligations or increase Tenant's obligations hereunder), and will agree that if such lienholder succeeds to the interest of Landlord, Tenant will recognize and attorn to said lienholder (or successor in interest of the lienholder) or purchaser at a foreclosure sale as its Landlord under the terms of this Lease.

                             ARTICLE 25 - ASSIGNMENT

         25.1 Assignment: Tenant may assign this Lease with Landlord's prior consent, which shall not be unreasonably withheld. If Landlord does not provide written objection within seven (7) days after receipt of notice of the assignment, then such assignment shall be deemed approved. In the event of an assignment or other transfer pursuant to the applicable provisions of this Lease, to a successor whose net worth then exceeds $25,000,000, Landlord's consent shall not be required and Tenant shall be released from all obligations and liabilities accruing under this Lease subsequent to the effective date of such assignment or other transfer. Notwithstanding the foregoing provisions of this Section 25.1, Tenant shall be permitted, without the need for Landlord's consent, to assign or sublease the Lease or any part thereof, (i) in connection with the sale or other transfer of a majority of Tenant's stores, assets or stock; (ii) in connection with a public or private offering of an ownership interest in Tenant not in contravention of securities laws, (iii) to any parent, subsidiary or affiliate of Tenant or Tenant's parent, or (iv) to any "Jerry's Famous Deli", "Rascal House" or "Epicure" related party, or (v) in connection with the sale or other transfer of all of Tenant's restaurants in Miami-Dade County, Florida, or (vi) in connection with any merger or consolidation involving Tenant or any parent, subsidiary or affiliate of Tenant or Tenant's parent (any such transaction being an "APPROVED TRANSFER"). Tenant may sublet any portion of the Premises (but not more than half of the Premises) without the need for Landlord's consent.

         If this Lease is assigned by Tenant to an independent third party, not in connection with an Approved Transfer, whereby the "key money" or other consideration received by Tenant (excluding any monies to pay rents and charges due under or arising out of this Lease) in connection with such assignment exceeds the sum of (a) Tenant's expenditures for leasehold improvements at any time prior to such assignment (including without limitation, furniture, fixtures, equipment and furnishings) [collectively, "LEASEHOLD IMPROVEMENTS"], and (b) interest on the Leasehold Improvements at five (5%) percent per annum [such excess being the "EXCESS PROCEEDS"], then Tenant shall pay to Landlord forty (40%) percent of the Excess Proceeds within ten (10) days of receipt thereof by Tenant. This paragraph shall not apply to an Approved Transfer.

                            ARTICLE 26 - HOLDING OVER

         26.1 Holding Over: If Tenant shall remain in possession of the Premises or any portion thereof after the expiration of the Term in the absence of an agreement in writing between Landlord and Tenant, the party remaining in possession shall be deemed a tenant at sufferance (at a rental equal to 125% of the then current Rent). If Landlord accepts such payments, this still shall not bar Landlord from instituting eviction proceedings or a suit to cancel the Lease.

                               ARTICLE 27 - SIGNS

         27.1 Signs: As a condition to Tenant's obligations hereunder, Tenant may erect and maintain upon the exterior of the Restaurant a sign or signs which Tenant deems appropriate to the conduct of its business, consistent with Tenant's sign criteria. Notwithstanding the foregoing, Tenant's signage must comply with all applicable laws, rules and ordinances, and be similar to other "Jerry's Famous Deli" signs. Landlord shall fully cooperate with Tenant towards obtaining all requisite sign approvals. Without limiting the generality of the foregoing, Landlord shall not seek or allow any other party to seek any signage which would prohibit, impair or otherwise adversely affect Tenant's ability to obtain its desired signage. Upon's Landlord's proper re-taking of possession of the Premises after the expiration or sooner termination of this Lease, Tenant, at Tenant's expense, shall remove any and all Tenant's signs.

                              ARTICLE 28 - NOTICES

         28.1 Notices: Any notice to be given or served in connection with this Lease shall be in writing and may be served by personal delivery upon the party, or upon a corporate officer thereof, or may be served by certified mail, or by reputable overnight air courier service, addressed as specified in Section 1.3 hereof. Service of notices shall be deemed effective seventy-two (72) hours after deposit in the U.S. mail in accordance herewith, or upon dispatch with a reputable overnight air courier service which provides written evidence of delivery. Copies of notices sent to Tenant shall also be sent, in like manner, to Howard L. Friedberg, Katz, Barron, Squitero & Faust, P.A., 2699 South Bayshore Drive, Seventh Floor, Miami, Florida 33133. Copies of notices sent to Landlord shall also be sent, in like manner, to Murray Weil, Shapiro & Weil, 1666 79th Street Causeway, Suite 608, Miami Beach, Florida 33141. Such designees may be changed by written notice sent in like manner.

                           ARTICLE 29 - MISCELLANEOUS

         29.1 Memorandum of Lease: This Lease shall not be recorded. However, a memorandum thereof satisfactory in form and substance to Tenant ("MEMORANDUM OF LEASE"), shall be executed, in recordable form, by both parties concurrently herewith and recorded by Landlord with the official charged with recordation duties for the county in which the Land is located, with directions that it be returned to Tenant.

         29.2 Successors and Assigns: The terms, conditions and covenants herein contained shall inure to the benefit of and be binding upon the heirs, assigns and other successors in interest to the parties hereto.

         29.3 Late Payments: Any sum accruing to Landlord or Tenant under the provisions of this Lease which shall not be paid within ten (10) days following written notice that such sum is due ("NOTICE PERIOD") shall bear interest from the expiration of the Notice Period, at the rate of ten (10%) percent per annum until paid.

         29.4 Severability: If any term, covenant, condition or restriction of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

         29.5 Relationship of Parties: Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent, or of partnership, or of joint venture, or of any other association between the parties other than Landlord and Tenant.

         29.6 Time: Time is of the essence of the performance of each provision of this Lease. Time periods of less than six (6) days shall be computed so as to exclude Saturdays, Sundays, and national or state legal holidays, and any time period so provided herein shall be extended to the next business day. In the event of any delay by Landlord in respect to any of its obligations hereunder, then, at Tenant's option and in addition to any other rights and remedies provided herein or permitted by applicable law, any and all subsequent deadlines and time frames, including the Rent Commencement Date, contained in this Agreement (excepting Landlord's obligations) shall be extended on a day for day basis.

         29.7 No Waiver: No waiver shall be enforceable unless the same is express, in writing and signed by the party against whom such waiver is sought to be enforced. The waiver of performance of any covenant, term or condition of this Lease by Landlord or Tenant shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The various rights, options, elections, powers and remedies of the parties contained in this Lease shall be construed as cumulative and no one of them exclusive of any other or of any legal or equitable remedy which either party might otherwise have in the event of a breach by the other, and the exercise of one right or remedy by a party shall not in any way impair its right to any other right or remedy. No payment by Tenant or receipt by Landlord of a lesser amount than the rents and/or other charges hereby reserved shall be deemed to be other than on account of the earliest rents and/or charges then unpaid, nor shall any endorsement or statement on any check or any letter accompanying any check or payment by Tenant be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rents and/or other charges due and Landlord may pursue any other remedy in this lease provided.

        29.8 Force Majeure: Landlord and Tenant shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of the Lease when prevented from so doing by cause or causes beyond such party's control, which shall include, without limitation, all labor disputes, governmental regulations or controls, fire or other casualty, inclement weather (to the extent reasonable under the circumstances), inability to obtain any material, services, acts of God, or any other cause, whether similar or dissimilar to the foregoing, not within the control such party. Nothing contained in this Section 29.8 shall excuse the obligation of either party to timely meet its financial obligations under this Lease.

         29.9 No Third Party Beneficiaries: There shall be no third party beneficiaries arising out of the Lease.

         29.10 Confidentiality: Except for disclosures: (1) to Landlord's professionals, including attorneys and accountants, (2) made to existing and prospective mortgagees and purchasers, (3) pursuant to litigation or other compulsory process or to lienors, and (4) in connection with tax filings, Landlord will treat the monetary and operating terms and conditions of this Lease as confidential and will not divulge same to any person. Landlord acknowledges that Tenant's affiliate is a public company, and Landlord shall not divulge any information in violation of the rules of the Securities and Exchange Commission or otherwise violate any law pertaining thereto. Landlord agrees not to furnish copies of all or any part of this Lease to a person other than to a party described in the preceding sentence. Landlord acknowledges that any plans or specifications of Tenant and Tenant's trademarks and service marks (and those of "Jerry's Famous Deli" and/or "Rascal House" and/or "Epicure") are the sole property of such party, and Landlord shall not have any rights to the same. Landlord shall not be entitled to use, disclose or publish the same without the prior written consent of Tenant, which may be unreasonably withheld.

         29.11 Consents: Wherever in the Lease provision is made for the consent, approval or discretion of Landlord or Tenant, the same shall not be unreasonably withheld, delayed or conditioned. In the event either party fails, in writing, to approve or reject, in accordance with the terms hereof, any request for consent or approval within thirty (30) days (or such sooner time as may be herein provided), the same shall be deemed approved. Wherever the Lease provides for one party to incur costs on behalf of the other party, such costs shall be deemed limited to reasonable costs.

         29.12 Review of Statements: All charges due from Tenant to Landlord for which Tenant must be billed by Landlord (excluding "base" rent and real property taxes), must be billed within three (3) months of the date the charge is incurred by Landlord or Landlord will have waived its right to reimbursement which may have been established in any paragraph to this Lease.

         29.13 Interpretation: Words of gender used in this Lease shall be deemed to include other genders, and singular and plural words shall be deemed to include the other, as the context may require. Paragraph headings in this Lease are for convenience only, are not a part of the agreement of the parties, and shall not constitute an aid in interpreting this Lease. Each of the covenants of this Lease shall be deemed dependent upon each other covenant hereof.

         29.14 Governing Law: This Lease shall be construed in accordance with and governed by the laws of the State of Florida. Except if and as otherwise required by mandatory provisions of law, venue shall be in Miami-Dade County, Florida.

         29.15 Use Prohibition: In the event use of the Premises for the Restaurant as desired by Tenant or as a retail food outlet including the sale of beer, wine and liquor, or the then current use of the Premises, is hereafter prohibited or restricted by any law, ordinance or order of any governmental authority (or any covenant of record that runs with the Premises) not attributable to the wrongful act of Tenant or Tenant's agents or employees, Tenant shall have the right to terminate this Lease by giving Landlord thirty
(30) days' notice in writing, which if so chosen shall serve to forever fully release Tenant from any and all obligations thereafter arising out of or under this Lease.

         29.16 Entire Agreement: This Lease, together with all Exhibits attached hereto, constitutes the entire agreement between the parties in respect to the subject matter hereto, and this Lease cannot be changed, modified, amended, waived or supplemented in any way without the prior express written consent of each party, except in respect to the waiver by one party which need only be signed by the party against whom such waiver is sought to be enforced.

         29.17 Brokerage: Landlord and Tenant each represent that, other than the Brokers listed in Section 1.9, it has not dealt with any real estate broker or salesmen in connection with this Lease and that it has dealt with no person which would create any liability for the payment of a commission. If any party claims a commission, the party through whom such person is claiming shall protect, defend, indemnify and hold the other harmless from claims, demands, and liability (including attorneys' fees and costs incurred through all levels of proceedings) which may arise therefrom. Landlord shall pay the entire commission due the Broker listed in Section 1.9 hereof, and shall protect, defend, indemnify and hold Tenant harmless from and against any and all claims, demands, and liability (including attorneys fees and costs incurred through all levels of proceedings) which may arise therefrom. If any other person claims a commission, the party through whom such person is claiming shall protect, defend, indemnify and hold the other harmless from claims, demands, and liability (including attorneys fees and costs incurred through all levels of proceedings) which may arise therefrom.

         29.18 Estoppel Certificates: Landlord and Tenant each agree, not later than ten (10) days following the written request of the other party, to execute and deliver to the other party a written declaration made to such party's knowledge: (i) ratifying this Lease; (ii) confirming the commencement and expiration dates of the term of this Lease; (iii) certifying that Tenant is in occupancy of the Premises; and (iv) stating any known defaults by both parties, and (iv) such other information that may be reasonably requested.

         29.19 Waiver of Trial by Jury: THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease on this 12th day of September, 2000.

WITNESSES:                            TENANT:

                                      JERRY'S FAMOUS DELI, INC., a California
                                      corporation
/s/  [SIGNATURE ILLEGIBLE]
-----------------------------
/s/  [SIGNATURE ILLEGIBLE]           BY: /s/ ISAAC STARKMAN
-----------------------------           ----------------------------------------
                                        Isaac Starkman, Chief Executive Officer

                                                 (CORPORATE SEAL)

WITNESSES:                            LANDLORD:

/s/  SIGNATURE ILLEGIBLE
-----------------------------
/s/  SIGNATURE ILLEGIBLE              BY: /s/ ZORI HAYON
-----------------------------            ---------------------------------------
                                         ZORI HAYON

                   [ACKNOWLEDGEMENTS APPEAR ON FOLLOWING PAGE]

AS TO TENANT:

STATE OF FLORIDA           )
COUNTY OF MIAMI-DADE       )

         The foregoing instrument was acknowledged before me this 12th day of September, 2000, by Isaac Starkman, as Chief Executive Officer of JERRY'S FAMOUS DELI, INC., a California corporation, who is [personally known to me] or who has produced ______________________________________________ as identification.


[NOTARY SEAL]                         /s/ RENEE L. GRAFF
                                      ------------------------------------------
                                      NOTARY PUBLIC, STATE OF FLORIDA
                                      AT LARGE

MY COMMISSION EXPIRES:                RENEE L. GRAFF
                                      ------------------------------------------
                                      NOTARY PRINTED SIGNATURE
[NOTARY STAMP]


AS TO LANDLORD:

STATE OF FLORIDA           )
COUNTY OF MIAMI-DADE       )

         The foregoing instrument was acknowledged before me this 12th day of September 2000, by , as ZORI HAYON, who is personally known to me or who has produced a Florida driver's license as identification.


[NOTARY SEAL]                         /s/ RENEE L. GRAFF
                                      ------------------------------------------
                                      NOTARY PUBLIC, STATE OF FLORIDA
                                      AT LARGE

MY COMMISSION EXPIRES:                RENEE L. GRAFF
                                      ------------------------------------------
                                      NOTARY PRINTED SIGNATURE
[NOTARY STAMP]

                                    EXHIBIT A

                                    PREMISES


                  Tax Folio No. 02 3234 013 0010

                  All of Lots 1 and 2, Block 2A, ESPANOLA VILLAS SUBDIVISION, a subdivision, according to the Plat thereof, as recorded in Plat Book 7, at Page 145, of the Public Records of Miami-Dade County, Florida, less the Southerly 8.65 feet thereof for street purposes